UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-18222	87-0432572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West

City La Ribera de Belen, Heredia, Costa Rica

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (506) 298-1880

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2006, Corporacion Pipasa, S.A. (“Pipasa”), a wholly owned subsidiary of Rica Foods, Inc. (the “Company”), entered into a Consulting Agreement, effective as of October 1, 2006, with SAMA Internacional (G.S.) Sociedad Anónima (the “Consultant”), a corporation organized under the laws of Costa Rica. Under the Consulting Agreement, the Consultant has agreed to provide analytical and consulting services with respect to a variety of matters, including analysis of financial markets, raw material markets, equipment leasing, internal controls, new product development, marketing and sales strategies and strategic goals. In exchange for the services, Pipasa has agreed to pay to the Consultant a monthly fee not to exceed $125,000. The Consulting Agreement has a one-year term.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c) The Company hereby files the following exhibit:

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement, effective as of October 1, 2006, between Corporacion Pipasa, S.A. and SAMA International (G.S.) Sociedad Anónima.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	RICA FOODS, INC.

	By:	/s/ Gustavo Barboza
Gustavo Barboza
Chief Financial Officer
(Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement, effective as of October 1, 2006, between Corporacion Pipasa, S.A. and SAMA International (G.S.) Sociedad Anónima.

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